UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Viemed Healthcare, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

VIEMED HEALTHCARE, INC.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL & SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 10, 2021

This Notice is prepared under the notice-and-access rules adopted by the U.S. Securities and Exchange Commission and applicable Canadian securities commissions. Please call Viemed Healthcare, Inc. (the “Corporation”) toll free at (866) 852-8343 if you have any questions about this notice.

The Corporation’s annual and special meeting (the “Meeting”) of shareholders (the “Shareholders”) will be held at the Homewood Suites by Hilton, 201 Kaliste Saloom Road, Lafayette, LA 70508 (Lafayette B Room) on Thursday, June 10, 2021 at 9:30 a.m. (CDT) for the following purposes:

1.to receive the audited consolidated financial statements of the Corporation, together with the auditor’s reports thereon, for the fiscal years ended December 31, 2020 and 2019;

2.to elect eight directors to serve until the next annual meeting of shareholders;

3.to re-appoint Ernst & Young LLP as the Corporation’s auditor for the fiscal year ended December 31, 2021 and authorize the Board of Directors to fix the remuneration of the auditor;

4.to consider, and if deemed appropriate, approve, an ordinary resolution approving certain amendments to the Corporation’s Articles with respect to the quorum requirement for meetings of shareholders; and

5.to consider any other matters that may properly come before the Meeting or any adjournments or postponements thereof.

THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS THAT YOU VOTE FOR ALL NOMINEES IN THE ELECTION OF DIRECTORS IN PROPOSAL 2, FOR PROPOSAL 3 AND FOR PROPOSAL 4.

Accessing Meeting Materials

This Notice presents only an overview of the more complete Meeting materials that are available to you on the internet. We encourage you to access and review all the important information contained in the Meeting materials before voting. The Meeting materials can be viewed online at www.viemed.com/investor-relations. The Meeting materials include: the Management Information and Proxy Circular, our Annual Report on Form 10-K for the year ended December 31, 2020 and the form of proxy card.

Requesting Printed Meeting Materials

If you want to receive a paper or e-mail copy of the Meeting materials, you must request one. Shareholders can request that paper or email copies of the Meeting materials be sent to them at no cost to them on or before 12:00 p.m. (EDT) on May 28, 2021 to facilitate timely delivery. Shareholders may make their request without charge for a paper or email copy of the Meeting materials by calling the toll free number at (866) 852-8343 or by sending an email to investorinfo@viemed.com.

Voting by Proxy

Registered holders: If you are not attending the Meeting, you can submit your proxy as follows:

On the Internet:    Go to www.investorvote.com and follow the instructions.

By Telephone:    Call (866) 732-VOTE (8683) (Canada and the U.S. only) or (312) 588-4290 (outside Canada and the U.S.) and follow the prompts.

By Mail:    You can vote by mail by requesting a paper copy of the Meeting materials, which includes a proxy card (Please see “Requesting Printed Meeting Materials”). Sign, date and return the proxy card to Computershare Investor Services Inc. (“Computershare”) by mail at Attention: Proxy Department, 8th Floor, 100 University Avenue, Toronto, Ontario M5J 2Y1.

YOU MUST USE THE 15 DIGIT CONTROL NUMBER LOCATED IN THE BOX BELOW.

Control Number:

To be effective, a proxy must be received not later than forty-eight (48) hours (excluding Saturdays, Sundays and holidays) prior to the time set for the Meeting or any adjournment thereof.

Non-registered holders: If you are not attending the Meeting, use the voting information form (“VIF”) provided by your intermediary (bank, trust company or broker) and return it as early as practicable to ensure that it is transmitted on time (see the VIF for details). It must be received by your intermediary with sufficient time for them to file a proxy with Computershare not later than forty-eight (48) hours (excluding Saturdays, Sundays and holidays) prior to the time set for the Meeting or any adjournment or postponement thereof by the deadline noted above.

Voting in Person: For registered holders, if you plan to attend the Meeting, you must register with Computershare when you arrive at the Meeting to have voting rights at the Meeting. For non-registered holders, if you plan to attend the Meeting, you must appoint yourself in the space provided in the VIF and register with Computershare when you arrive at the Meeting to have voting rights at the Meeting.

PLEASE NOTE – THIS IS NOT A VOTABLE BALLOT. YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online, by telephone or request a paper copy of the Meeting materials to receive a proxy card.